EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Orion Engineered Carbons S.A.’s 2023 Omnibus Incentive Compensation Plan and 2023 Non-Employee Director Plan of our report dated February 18, 2021, with respect to the consolidated financial statements of Orion S.A. (formerly, Orion Engineered Carbons S.A.) included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Cologne, Germany

August 9, 2023